EXHIBIT 99.1

Global Geophysical Services Announces 1st Quarter Earnings

HOUSTON, April 28, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its first quarter ended March 31, 2011.

First Quarter Highlights

  The Company reported earnings per share of $0.08 for the first quarter of 2011 compared to a loss of ($0.88) per share for the corresponding period of 2010.
  Operating Income for the first quarter of 2011 was $10.7 million compared to an operating loss of ($6.4) million in the first quarter of 2010.
  Backlog as of March 31, 2011 increased to approximately $278 million compared to approximately $145 million as of March 31, 2010, an increase of $133 million. Backlog as of December 31, 2010 was approximately $265 million.
  The Company reported total revenues of $76.8 million in the first quarter of 2011, which included $10.4 million of late sales from the licensing of Multi-client data.
  Operating cash flow for the first quarter of 2011 was $50.7 million compared to $21.0 million in the corresponding quarter of 2010.

Richard Degner, President and CEO, commented:

"The company's first quarter results primarily reflect a meaningfully improved level of activity in the Western Hemisphere market. In addition, we have seen an uptick in activity across all geographic regions that should be reflected in the operating results of subsequent quarters.

Our sequential quarterly growth of backlog reflects program commitments in EAME and Latin America, as well as new commitments to our Multi-client programs in the US.

Our data library assets generated $37.8 million in revenues for the quarter, of which $10.4 million were for late sale licenses from a diverse group of seismic data assets within our portfolio.

Internationally, we are observing increased bidding and contracting levels within key Latin American markets, notably Colombia and Brazil. In addition, Global has commenced programs on behalf of clients in selected markets within the Eastern Hemisphere including Algeria, Northern Iraq and Poland.

In addition, we continue to expand our portfolio of seismic data capabilities and offerings. Specific activities include:

  The launch of our Basin InSightTM Eagle Ford product which will provide an integrated geoscience and engineering earth model for over 6 million acres of the Eagle Ford shale in South Texas.
  The launch of our data processing center in Rio de Janeiro, Brazil.
  The completion of our first microseismic project.
  The acquisition of STRM Technologies for advanced fracture imaging
  The delivery and initial deployment of the AutoSeis HDR (High Definition Recorder), our proprietary small footprint, lightweight, autonomous nodal land seismic data recording technology.

Increased bidding and program activity levels are driving higher industry asset utilization. We believe the planned CAPEX increases among E&P companies, combined with demand for higher density seismic data will result in continued increases in pricing levels for services.

The company is also seeing opportunities to apply its broad experience and knowledge of unconventional resources within North America to shale opportunities in international markets. With our recent technology acquisitions and the launch of our microseismic monitoring business, we expect to leverage our integrated capabilities of proprietary recording instrumentation, RG3D data recording and patented azimuthal processing tools to delivery industry leading seismic data analytics on a global basis."

First Quarter Results

The following table sets forth our consolidated revenues for the three months ended March 31, 2011 and for the corresponding period in 2010.

	Three Months Ended
	March 31,
	2011		2010
(Amounts in millions)	Amount	%	Amount	%
Proprietary services	$39.0	51%	$44.8	74%
Multi-client services	37.8	49%	15.9	26%
Total	$76.8	100%	$60.7	100%

	Three Months Ended
	March 31,
	2011		2010
	Amount	%	Amount	%
United States	$41.2	54%	$19.4	32%
International	35.6	46%	41.3	68%
Total	$76.8	100%	$60.7	100%

We recorded revenues of $76.8 million for the three months ended March 31, 2011 compared to $60.7 million for the same period ended in 2010, an increase of $16.1, or 27%.

We recorded revenues from Proprietary services of $39.0 million for the three months ended March 31, 2011. Latin America represented $31.3 million of that revenue, an increase of $13.0 million from the corresponding period in 2010. This growth was driven by additional program activity in Colombia and Brazil.

Multi-client services generated revenues of $37.8 million for the three months ended March 31, 2011 compared to $15.9 million for the same period of 2010, an increase of $21.9 million, or 138%.  The $37.8 million in Multi-client revenues included $10.4 million of late sale license revenue and $26.4 million of pre-commitment revenue. This compared to $4.3 million in late sales revenue and $11.6 million of pre-commitment revenue during the same period of 2010.  Table 1 provides selected data regarding our Multi-client library activities.

Pre-commitment revenues for the quarter were driven primarily by programs in the Baaken and Niobrara shales. Late sale revenues were driven by licenses to data across library assets including the Eagle Ford, Haynesville, Niobrara, and Baaken data sets.

Operating margins for the quarter increased to 14%. Operating cash flow for the quarter was $50.7 million.

Included within operating expenses is Multi-client amortization of $25.5 million, representing a 68% effective amortization rate. Gross depreciation expense for the quarter was $12.6 million, of which $4.7 million was capitalized in connection with our Multi-client library investments resulting in net depreciation expense of $7.9 million. Table 2 provides a reconciliation Net Income to EBITDA (as non-GAAP measure).

Backlog

Backlog as of March 31, 2011 was approximately $278 million ($144 million Multi-client pre-commitments; $134 million proprietary data services) compared to $145 million as of March 31, 2010. Backlog as of December 31, 2010 was approximately $265 million.

Conference Call and Webcast Information

Global has scheduled a conference call for Thursday, April 28, 2011, at 12:00 p.m. Eastern Time.   Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Title: Global Geophysical Services Q1 Earnings

Domestic Participants: Toll free 1 (877) 312-5527

International Participants: Toll +1 (253) 237-1145

Conference ID: 61754270

About Global Geophysical Services, Inc.

Global Geophysical Services provides an integrated suite of seismic data solutions to the global oil and gas industry including high resolution RG-3D Reservoir Grade® seismic data acquisition, microseismic monitoring, seismic data processing and interpretation services, and Multi-client data products. Global Geophysical combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients. To learn more about Global Geophysical, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Period Ended
	March 31,
	2011	2010
	(unaudited)

REVENUES	$ 76,835,094	$ 60,661,196

OPERATING EXPENSES	55,075,372	58,860,382

GROSS PROFIT	21,759,722	1,800,814

SELLING, GENERAL, AND
ADMINISTRATIVE EXPENSES	11,011,818	8,249,284

INCOME (LOSS) FROM OPERATIONS	10,747,904	(6,448,470)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,807,120)	(4,584,118)
Unrealized gain on derivative instruments	--	331,163
Foreign exchange gain (loss)	817,546	(216,234)
Other income (expense)	(103)	78,873
TOTAL OTHER EXPENSE	(4,989,677)	(4,390,316)

INCOME (LOSS) BEFORE INCOME TAXES	5,758,227	(10,838,786)

INCOME TAX EXPENSE (BENEFIT)	3,012,262	(3,601,268)

INCOME (LOSS) AFTER INCOME TAXES	2,745,965	(7,237,518)

NET LOSS, attributable to noncontrolling interests	(43,517)	--

NET INCOME (LOSS), attributable to common shareholders	$ 2,789,482	$ (7,237,518)

INCOME (LOSS) PER COMMON SHARE
Basic	$ .08	$ (.88)
Diluted	$ .08	$ (.88)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	36,406,830	8,243,748
Diluted	36,668,242	8,243,748

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 20,861,303	$ 28,237,302
Restricted cash investments	5,105,476	2,443,857
Accounts receivable, net	73,786,666	69,509,391
Income and other taxes receivable	6,954,864	6,954,864
Prepaid expenses and other current assets	4,048,013	4,842,496
TOTAL CURRENT ASSETS	110,756,322	111,987,910

MULTI-CLIENT LIBRARY, net	178,816,035	145,896,355

PROPERTY AND EQUIPMENT, net	122,562,192	126,963,953

GOODWILL AND OTHER INTANGIBLES, net	21,806,811	20,251,775

DEFERRED TAX ASSET	934,235	2,031,048

OTHER	5,668,856	6,135,459

TOTAL ASSETS	$ 440,544,451	$ 413,266,500

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	March 31,	December 31,
	2011	2010
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 50,251,945	$ 44,058,306
Current portion of long-term debt	947,000	3,344,261
Income and other taxes payable	4,233,794	5,601,356
Deferred revenue	62,317,633	47,496,895
TOTAL CURRENT LIABILITIES	117,750,372	100,500,818

LONG-TERM DEBT, net of current portion and unamortized discount	215,375,672	209,418,242

NONCONTROLLING INTERESTS	1,447,228	1,490,745

TOTAL LIABILITIES	334,573,272	311,409,805

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value, authorized 100,000,000 and 0 shares, 45,941,215 and 45,586,215 issued and 36,432,934 and 36,142,985 outstanding at March 31, 2011 and December 31, 2010, respectively	459,412	455,862
Additional paid-in capital	240,571,037	239,248,935
Accumulated deficit	(39,356,273)	(42,145,755)
	201,674,176	197,559,042
Less: treasury stock, at cost, 9,508,281 and 9,443,230 shares at March 31, 2011 and December 31, 2010, respectively	95,702,997	95,702,347
TOTAL STOCKHOLDERS' EQUITY	105,971,179	101,856,695

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 440,544,451	$ 413,266,500

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Period Ended
	March 31,
	2011	2010
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ 2,789,482	$ (7,237,518)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	38,577,203	23,765,728
Capitalized depreciation for Multi-client library	(4,666,714)	(5,471,817)
Amortization of debt issuance costs	313,289	244,328
Noncontrolling interest	(43,517)	--
Stock-based compensation	1,270,507	693,801
Non-cash charitable contribution	51,595	--
Non-cash revenue from Multi-client data exchange	(973,298)	--
Deferred tax (benefit) expense	1,096,813	(3,085,501)
Unrealized gain on derivative instrument	--	(331,163)
Gain on disposal of property and equipment	(65,385)	(98,991)
Effects of changes in operating assets and liabilities:
Accounts receivable, net	(4,277,275)	11,140,144
Prepaid expenses and other current assets	794,483	8,382,671
Other assets	310,744	(772,449)
Accounts payable and accrued expenses	2,831,197	(2,051,570)
Deferred revenue	14,105,377	(2,714,419)
Income and other taxes receivable	--	(1,077,712)
Income and other taxes payable	(1,367,562)	(429,798)
NET CASH PROVIDED BY OPERATING ACTIVITIES	50,746,939	20,955,734

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,559,370)	(1,378,824)
Investment in Multi-client library	(52,074,883)	(25,329,533)
Change in restricted cash investments	(2,661,619)	(331,705)
Purchase of business	(1,000,000)	--
Proceeds from the sale of property and equipment	65,385	152,398
NET CASH USED IN INVESTING ACTIVITIES	(61,230,487)	(26,887,664)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(2,597,261)	--
Net (payments) proceeds on revolving credit facility	5,000,000	(589,426)
Principal payments on capital lease obligations	--	(984,303)
Purchase of treasury stock	(650)	(225)
Issuances of stock, net	705,460	1,023
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,107,549	(1,572,931)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,375,999)	(7,504,861)

CASH AND CASH EQUIVALENTS, beginning of period	28,237,302	17,026,865

CASH AND CASH EQUIVALENTS, end of period	$ 20,861,303	$ 9,522,004

GLOBAL GEOPHYSICAL SERVICES, INC.
Table 1: Selected MULTI-CLIENT ADDITIONAL DATA (UNAUDITED)

	2008	2009	2010	Q1-2010	Q1-2011
Multi-client revenues
Pre-commitments	24,984,669	13,364,567	109,109,353	11,596,404	26,390,056
Late sales	--	2,250,000	16,376,478	4,310,060	10,431,238
Subtotal	24,984,669	15,614,567	125,485,831	15,906,464	36,821,294
Non-cash data swaps	--	8,880,000	9,381,991	--	973,298
Total revenue	24,984,669	24,494,567	134,867,822	15,906,464	37,794,592

Multi-client amortization	19,144,526	18,629,279	92,702,427	8,692,299	25,510,576
Average amortization rate (%)	77%	76%	69%	55%	68%

Multi-client investment (period)
Cash (1)	25,169,740	34,352,781	170,755,194	25,329,533	52,771,593
Capitalized depreciation	3,037,442	3,729,362	20,369,366	5,471,817	4,666,714
Non-cash data swaps	--	8,880,000	10,078,700	--	991,950
Total	28,207,182	46,962,143	201,203,260	30,801,350	58,430,257

Investment (cumulative)
Cash	25,169,740	59,522,521	230,277,715	84,852,054	283,049,308
Capitalized depreciation	3,037,442	6,766,804	27,136,170	12,238,622	31,802,884
Non-cash data swaps	--	8,880,000	18,958,700	8,880,000	19,950,650
Total	28,207,182	75,169,325	276,372,585	105,970,676	334,802,842

Cumulative amortization	19,144,526	37,773,805	130,476,232	46,466,104	155,986,808
Multi-client net book value	9,062,657	37,395,521	145,896,355	59,504,572	178,816,035

Multi-client backlog at period end	11,250,000	77,900,000	137,430,000	105,960,000	144,370,000

(1) Includes $715,361 recorded as deferred revenue for the period ended 3/31/2011

GLOBAL GEOPHYSICAL SERVICES
Table 2: Reconciliation of Net Income to EBITDA, (a Non-GAAP Measure) UNAUDITED

	2008	2009	2010	Q1-2010	Q1-2011
EBITDA
Net income (loss)	(8,046,089)	445,359	(39,715,893)	(7,237,518)	2,789,482
Add: Depreciation (gross) (1)	53,950,952	60,583,280	58,894,205	14,828,255	12,556,277
Less: Capitalized depreciation	3,037,442	3,729,362	20,369,366	5,471,817	4,666,714
Add: Amortization of intangibles	0	877,099	594,644	146,183	444,965
Add: Multi-client amortization	19,144,526	18,629,279	92,702,427	8,692,299	25,510,576
Add: Interest income / expense net (2)	22,383,705	18,613,301	27,304,452	4,584,118	5,807,120
Add: Income tax expense (benefit)	6,027,246	292,697	599,945	(3,601,268)	3,012,262
EBITDA	90,422,898	95,711,653	120,010,414	11,940,252	45,453,968

(1) Includes gain or loss from sale of fixed assets
(2) Includes refinance cost of debt in Q2-10

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the Company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.
CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008